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                                    EXHIBIT NO. 21

                            SUBSIDIARIES OF THE REGISTRANT

                                       for the
                                  Fiscal Year Ended
                                  DECEMBER 31, 1996


                                       Page 64


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

              SUBSIDIARIES                         STATE                OPERATING NAME
                                                    OF
                                              INCORPORATION
---------------------------------------------------------------------------------------------------
Citizens Bank & Trust Company of Paducah, Inc.   Kentucky       Citizens Bank & Trust Company
Fidelity Credit Corporation                      Kentucky       Fidelity Credit Corporation
Pennyrile Citizens Bank and Trust Company        Kentucky       Pennyrile Citizens Bank and Trust Company
Bank of Marshall County                          Kentucky       Bank of Marshall County
Graves County Bank, Inc.                         Kentucky       Graves County Bank
United Commonwealth, FSB                         Kentucky       United Commonwealth Bank, FSB
United Commonwealth Service Corporation          Kentucky       United Commonwealth Service Corporation


                                       Page 65